[EXHIBIT 32.1]

                CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER
                     PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying Quarterly Report on Form 10-QSB of RAM Venture Holdings Corp. for the quarter June 30, 2004, I, John Lewis, Chief Executive Officer of RAM Venture Holdings Corp., hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

(1)	such Quarterly Report on Form 10-QSB for the quarter ended June 30,
2004, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in such Quarterly Report on Form 10-QSB for the quarter ended June 30, 2004, fairly presents, in all material respects, the financial condition and results of operations of RAM Venture Holdings Corp.

RAM VENTURE HOLDINGS CORP.


Date: August 18, 2004           By:/s/John Lewis
                                   -----------------------------------
                                   John Lewis, Chief Executive Officer



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